UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, California 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amended and Restated Asset Purchase Agreement

As previously announced, on August 20, 2015, Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Tripex Pharmaceuticals, LLC (“Tripex”). The Purchase Agreement provided that, upon the terms and subject to the conditions set forth therein, Raptor would purchase from Tripex various assets and rights related to levofloxacin solution for inhalation, a pharmaceutical product also known as “Aeroquin,” “MP-376” and “Quinsair” (the assets to be purchased under the Purchase Agreement, the “Transferred Assets”). On October 2, 2015, Raptor, Tripex and Raptor Pharmaceuticals Inc., a wholly owned subsidiary of Raptor (“Raptor Pharmaceuticals”), entered into an Amended and Restated Asset Purchase Agreement (the “Restated Purchase Agreement”), which provides that the Transferred Assets will be acquired by Raptor Pharmaceuticals in place of Raptor, and the purchase of the Transferred Assets by Raptor Pharmaceuticals from Tripex was consummated (the “Closing”). The Restated Purchase Agreement does not otherwise change the material terms of the Purchase Agreement, as described in Raptor’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 21, 2015 (the “August 21, 2015 8-K”), which description is incorporated herein by reference. This description does not purport to be complete and is qualified in its entirety by reference to the Restated Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

At the Closing, pursuant to the terms and subject to the conditions set forth in the Restated Purchase Agreement, Raptor Pharmaceuticals paid Tripex $34,175,000.17 in cash consideration, subject to a deduction for payment of costs for representations and warranties insurance, and an amount to be held in escrow for the benefit of Tripex and Raptor, and transferred 3,448,001 shares of Raptor common stock to Tripex (the “Upfront Payment”). In addition to the Upfront Payment, Tripex may become entitled to receive additional payments from Raptor Pharmaceuticals following the Closing, depending on whether certain milestones are achieved and on the net sales of Aeroquin-related products (the “Contingent Payments”).

The Contingent Payments include:

•	a one-time payment of between $40 million and $80 million if the United States Food and Drug Administration approves Aeroquin for the treatment of infections in cystic fibrosis in a specified cohort of patients (such payment, the “Regulatory Milestone Payment”), with the amount of the Regulatory Milestone Payment depending on the date the approval is granted, the data required to be submitted for approval, and the contents of the approved label;

•	a one-time payment of $20 million if a registrational trial milestone for Aeroquin is achieved (such payment, the “Trial Milestone Payment”);

•	up to four payments, totaling up to $250 million in the aggregate, payable upon first commercial sale of Aeroquin in the United States and/or the European Union for up to two approved label indications in addition to cystic fibrosis; and

•	certain royalties payable by Raptor Pharmaceuticals to Tripex based on net sales of Aeroquin-related products by Raptor Pharmaceuticals, its affiliates and its sublicensees.

At Raptor Pharmaceuticals’ election, portions of the Regulatory Milestone Payment and the Trial Milestone Payment may be paid in the form of shares of Raptor’s common stock.

Portions of the Restated Purchase Agreement are subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted material is included in the request for confidential treatment.

The Restated Purchase Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Restated Purchase Agreement were made only for purposes of such Restated Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including, to the extent agreed by the parties, being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Restated Purchase Agreement and (ii) contained in the disclosure schedules to the Restated Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Restated Purchase Agreement based on the relative knowledge of the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Restated Purchase Agreement, which subsequent information may or may not be fully reflected in the Raptor’s public disclosures.

PARI Agreements

At the Closing, Raptor Pharmaceuticals assumed Tripex’s rights and certain obligations under the Development and License Agreement (the “Development and License Agreement”), dated as of February 11, 2006, between PARI Pharma GmbH, a German corporation and successor in interest to PARI GmbH, a German corporation (“PARI”), and Mpex Pharmaceuticals, Inc., a prior owner of the Transferred Assets. On August 20, 2015, Raptor Pharmaceuticals entered into a Letter Agreement with PARI (the “PARI Letter Agreement”), which provides that Raptor Pharmaceuticals and PARI will enter into Amendment No. 1 to the Development and License Agreement (the “PARI Amendment”) within ten business days of the Closing. The description of the Development and License Agreement, as amended by the PARI Amendment, contained in the August 21, 2015 8-K is incorporated herein by reference. This description does not purport to be complete and is qualified in its entirety by reference to the Development and License Agreement and the form of the PARI Amendment, copies of which were previously filed as Exhibits 10.1 and 10.4, respectively, to Raptor’s Current Report on Form 8-K filed with the SEC on September 8, 2015 and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Restated Purchase Agreement and as described in Item 1.01 above, on October 2, 2015, Raptor Pharmaceuticals transferred 3,448,001 shares of Raptor common stock to Tripex. The shares of Raptor common stock transferred to Tripex pursuant to the Restated Purchase Agreement have not been registered under the Securities Act of 1933, as amended, in reliance upon the exemption provided under Sections 4(a)(1) and (2) thereof and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Raptor has agreed to register for resale any shares of Raptor common stock transferred to Tripex pursuant to the Restated Purchase Agreement and held or subsequently distributed by Tripex to certain Tripex members on a registration statement on Form S-3 to be filed by Raptor with the SEC within five business days after issuance.

Item 7.01	Regulation FD.

On October 5, 2015, Raptor issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” “projected” and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding: Raptor’s plans to launch Quinsair in the EU and Canada in the first half of 2016; Raptor’s intention to initiate clinical programs in 2016 for at least one of nontuberculous mycobacteria and/or bronchiectasis; and Raptor’s intention to engage with the FDA regarding a path to potential approval in the U.S. in cystic fibrosis. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Raptor’s actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: Raptor’s ability to market and sell Quinsair; market acceptance and sales of PROCYSBI in the U.S. and other territories; Raptor’s ability to expand the use of RP103 and Quinsair and to receive regulatory approval for other indications; Raptor’s reliance on a single active pharmaceutical ingredient supplier for PROCYSBI and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI, Quinsair or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor’s ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI, Quinsair or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor’s ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in Raptor’s filings from time to time with the SEC, which Raptor strongly urges you to read and consider, including: Raptor’s annual report on Form 10-K for the twelve months ended December 31, 2014 filed with the SEC on March 2, 2015, Raptor’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015 filed with the SEC on May 7, 2015 and August 6, 2015, respectively, Raptor’s current report on Form 8-K filed with the SEC on September 9, 2015 and other periodic reports filed with SEC, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor’s reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

2.1*	Amended and Restated Asset Purchase Agreement, dated as of October 2, 2015, by and among Raptor Pharmaceuticals Inc., Raptor Pharmaceutical Corp. and Tripex Pharmaceuticals, LLC

99.1	Press Release of Raptor Pharmaceutical Corp. issued on October 5, 2015

*	Certain information omitted pursuant to a request for confidential treatment filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

2.1*	Amended and Restated Asset Purchase Agreement, dated as of October 2, 2015, by and among Raptor Pharmaceuticals Inc., Raptor Pharmaceutical Corp. and Tripex Pharmaceuticals, LLC

99.1	Press Release of Raptor Pharmaceutical Corp. issued on October 5, 2015

*	Certain information omitted pursuant to a request for confidential treatment filed with the SEC.